EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Network-1 Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-140622, 333-162460, 333-186612, 333-192811 and 333-193704 and on Form S-3 No. 33-190719 of Network-1 Technologies, Inc. and subsidiary of our report dated March 30, 2016, related to the consolidated financial statements of Network-1 Technologies, Inc. for the year ended December 31, 2015 included in its Annual Report on Form 10-K.

 /s/ Friedman LLP
Friedman LLP
Certified Public Accountants

New York, New York
March 30, 2016